UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2012, Crestwood Midstream Partners LP (the “Partnership”), the lenders (as named therein), BNP Paribas, as administrative agent, swingline lender and issuing bank, entered into Amendment No. 1 (the “First Amendment”) to the Credit Agreement, dated as of October 1, 2010, as amended (the “Credit Agreement”). The First Amendment amends Section 6.04 of the Credit Agreement to permit the Partnership’s investment in Crestwood Marcellus Midstream LLC (“Crestwood Marcellus”), a joint venture indirectly owned 35% by the Partnership and 65% by Crestwood Holdings LLC, the proceeds of which are to be used by Crestwood Marcellus to consummate the previously announced acquisition of certain Marcellus Shale gathering system assets owned by Antero Resources Appalachian Corporation located in Harrison and Doddridge Counties, West Virginia.

A copy of the First Amendment to the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of such agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated March 20, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its General Partner

Date: March 26, 2012	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated March 20, 2012.